UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2026
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Blue Owl Real Estate Net Lease Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56536	88-1672312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N Riverside Plaza, 37th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
As of October 1, 2026, Blue Owl Real Estate Net Lease Trust (the “Company”, “we”, or “us”) sold 2,883,572 shares of its Class I common shares (with the final number of shares being determined on October 16, 2026) to feeder vehicles primarily created to hold the Company’s Class I common shares for gross proceeds of approximately $31.0 million, based on net asset value (“NAV”) per share as of September 30, 2026. The offers and sales of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.

Item 8.01. Other Events.
September 30, 2026 NAV Per Share

The NAV per share for each class of our common shares as of September 30, 2026 is set forth below:

NAV per share
Class S	$10.6874
Class N	$10.7785
Class D	$10.5404
Class I	$10.7668

A detailed calculation of the NAV per share is set forth below. We calculate NAV per share in accordance with the valuation guidelines that have been approved by our Board of Trustees. Our total NAV presented in the following tables includes the NAV of our Class S, Class N, Class D, and Class I common shares, as well as the partnership interests of Blue Owl NLT Operating Partnership LP (“NLT OP”) held by parties other than the Company. The following table provides a breakdown of the major components of our NAV as of September 30, 2026 ($ in thousands):

Components of NAV	September 30, 2026
Cash and cash equivalents	$213,807
Restricted cash	53,463
Investments in real estate	7,624,882
Investment in leases - financing receivables	596,606
Investments in real estate debt	2,048,361
Intangible assets	724,667
Investments in unconsolidated real estate affiliates	4,586,753
Other assets	98,783
Mortgage notes and credit facility	(3,857,961)
Other borrowings	(463,432)
Due to affiliates	(59,473)
DST financing obligation	(965,513)
Accounts payable and accrued expenses	(236,804)
Other liabilities	(303,065)
Net Asset Value	$10,061,074
Number of outstanding shares/units	937,362,677

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of September 30, 2026 ($ in thousands, except per share/unit data):

NAV per share	Class S Shares	Class N Shares	Class D Shares	Class I Shares	Third-Party Operating Partnership Units (1)	Total
Monthly NAV	$3,963,743	$657,436	$121,515	$4,876,619	$441,761	$10,061,074
Number of outstanding shares/units	370,879,690	60,995,027	11,528,492	452,929,631	41,029,837	937,362,677
NAV Per Share/Unit as of September 30, 2026	$10.6874	$10.7785	$10.5404	$10.7668	$10.7668
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(1)Includes the partnership interests of the NLT OP held by the Special Limited Partners and parties other than the Company.

Portfolio Update ($ in thousands)

As of September 30, 2026, the Company holds interests in 4,097 properties, of which 428 are wholly-owned, with a remaining weighted average base lease term of 16 years and a remaining weighted average fully extended1 lease term of 35 years, with annual escalations of 2.2%. The Company’s total portfolio assets at fair value are $15,645,399. The Company has a credit rating of BBB2.

As of September 30, 2026, 54.6% of our consolidated real estate portfolio debt and 48.8% of our total consolidated debt was fixed through fixed-rate debt agreements or interest rate swap transactions. The weighted average interest rate and loan-to-value of our consolidated portfolio were 5.1% and 39.8%, respectively.
1 Assumes tenants exercise all options to extend lease term.
2 Morningstar DBRS finalized the issuer rating at BBB and published its private report on July 22, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Real Estate Net Lease Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: October 20, 2026